Exhibit 99.1

EZCORP THIRD QUARTER NET INCOME INCREASES 33%
AUSTIN, Texas (July 21, 2011) — EZCORP, Inc. (Nasdaq: EZPW), a leading provider of specialty consumer financial services, today announced financial results for its third fiscal quarter ended June 30, 2011.
Commenting on the results, President and Chief Executive Officer, Paul Rothamel, said, “EZCORP generated another quarter of exceptional results, with net income and EPS growing 33% and 32%, respectively. This growth was driven by strong performance throughout our diverse product portfolio in all of our geographic markets. We remain on track to deliver another outstanding year, including 30% EPS growth in fiscal 2011.”
Highlights for the quarter include:
Financials — Three months ended June 30, 2011 versus the prior year quarter
•	Net income of $26.5 million, up 33%.

•	Diluted earnings per share of $0.53, an increase of 32%.

•	Total revenues of $203.2 million, up 17%, with same store revenue up 7%.

•	Net revenues of $123.0 million, up 17%.

•	Store level operating income of $56.2 million, up 20%, with margins improving 100 bps to 46%.

•	Consolidated operating income increased 29% to $37.0 million, with operating margin improving 260 bps to 30%.

•	Contribution from strategic affiliates of $4.1 million, an increase of 40%.
Key Operating Metrics — Three months ended June 30, 2011 versus the prior year quarter
•	US Pawn:
•	Total revenue increased 16% to $149.4 million.

•	Same store revenue growth of 6% driven by same store growth in merchandise sales, scrap sales and pawn service charges of 8%, 1% and 9%, respectively.

•	Store level operating income increased 24% to $43.0 million with a 230 bps margin improvement to 49%.
•	Empeño Fácil (Mexico pawn):
•	Total revenue increased 87% to $15.2 million.

•	Same store revenue growth of 32%, driven by same store growth in merchandise sales, scrap sales and pawn service charges of 29%, 32% and 43%, respectively.

•	Store level operating income increased 94% to $2.5 million with a 200 bps improvement in margin to 32%, despite the impact from opening 56 new stores in the past 12 months.
•	EZMONEY (US and Canada financial services):
•	Total revenue increased 6% to $38.6 million.

•	Same store revenue growth of 4% driven by increases in signature loan fees and auto title loan fees of 4% and 2%, respectively.

•	Bad debt as a percentage of fees increased to 28%, compared with 26% in the prior year quarter, primarily due to the transition from mature payday loan products to new installment loan products across a number of states.

•	Store level operating income decreased 2% to $10.7 million primarily due to higher bad debt noted above and increased competitive pressures in Texas. These factors were partially offset by improved expense control in the US and stronger performance in Canada.
•	Balance Sheet and Liquidity:
•	Combined pawn, signature and auto title loan balances (including CSO) at June 30 were $175.4 million, an increase of 15%.

•	At June 30, cash and cash equivalents were $27.5 million, with debt outstanding of $26.5 million, compared with debt less cash of $12.6 million a year ago.

•	During the quarter, the Company closed on a four-year $175 million senior secured revolving credit facility.
Strategic Initiatives
•	The previously announced strategic alliance with Cash Converters International Limited — designed to develop and introduce a suite of innovative financial services products under the “Cash Converters” brand — is progressing and is expected to close in the first quarter of fiscal 2012. Separately, in April the Company acquired the Cash Converters franchise rights for Canada, including rights to receive fees from 13 stores operated by franchisees. The Company plans to convert its 59 CASHMAX stores into the Cash Converters brand and add the Cash Converters buy / sell model to its existing non-collateralized loan model.

•	During the quarter, the Company acquired 23 pawn stores for a total cost of $31.6 million. These acquisitions included 11 stores in Iowa, seven in Utah, three in Wisconsin, and one in each of Florida and Illinois. Including the five greenfield stores opened and the nine stores acquired in the first half of the fiscal year, the total US Pawn store count at June 30, 2011 was 432, compared to 389 at June 30, 2010.
•	Empeño Fácil opened eight greenfield stores in the third quarter. Including the 32 greenfield stores opened in the first half of the fiscal year, the total Empeño Fácil store count at June 30, 2011 was 155 compared to 99 at June 30, 2010. In July, Empeño Fácil acquired six additional stores in the states of Hidalgo and Tlaxcala.

•	Following successful market tests in Colorado and Wisconsin, EZCORP’s “Change” card — the Company’s general purpose integrated and reloadable debit card — was successfully rolled into the Company’s Texas stores, both US Pawn and EZMONEY, in the third quarter. As of June 30, 2011, approximately 69,000 Change cards had been issued to EZCORP customers.
Rothamel added, “Overall, we are pleased with our third quarter results as well as the progress we made toward improving both our near- and long-term competitive position. We also expect our quarterly performance in the US EZMONEY division to improve steadily as we respond to competitive pressures and continue the roll out of our new products. Our customers are under pressure on multiple fronts today and have many choices in the marketplace. We are committed to being the preferred option across all of our businesses and will continue to enhance our offering in order to meet their short-term cash needs.”
Outlook for fiscal 2011
The Company reaffirmed that it expects fiscal 2011 earnings per share, excluding the first quarter one-time charge related to the retirement of the former Chief Executive Officer, to increase 30% year-over-year to $2.55 ($2.41 on a GAAP basis).
About EZCORP
EZCORP is a leading provider of specialty consumer financial services. It provides collateralized non-recourse loans, commonly known as pawn loans, and a variety of short-term consumer loans, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans. At its pawn stores, the company also sells merchandise, primarily collateral forfeited from its pawn lending operations.
EZCORP operates more than 1,000 stores, including over 500 pawn stores in the U.S. and Mexico and over 500 short-term consumer loan stores in the U.S. and Canada. The company also has significant investments in Cash Converters International Limited (CCV.L and CCV.ASX), which franchises and operates a worldwide network of over 600 stores in 21 countries that provide financial services and sell pre-owned merchandise, and Albemarle & Bond Holdings PLC (ABM.L), one of the U.K.’s largest pawnbroking businesses with over 140 stores.

Special Note Regarding Forward-Looking Statements
This announcement contains certain forward-looking statements regarding the Company’s expected operating and financial performance for future periods, including expected future earnings. These statements are based on the Company’s current expectations. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including changes in the regulatory environment, changing market conditions in the overall economy and the industry, consumer demand for the Company’s services and merchandise, and actions of third parties who offer services and products in the Company’s locations. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission.
Change to Presentation and Reclassification of Prior Year Comparatives
The Company has historically included fees from its Product Protection Plan and Jewelry VIP Program as well as layaway fees in “Other revenue” in its Consolidated Statements of Operations and its Operating Segment Results. Beginning in the second fiscal quarter of 2011 the Company has included these fees in “Merchandise sales” on the basis that fees from these products are incidental to sales of merchandise. Prior year figures have been reclassified to conform to this presentation and margins have been recalculated accordingly.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company has provided non-GAAP net income and non-GAAP earnings per share for the nine-month period ended June 30, 2011, as well as non-GAAP expected earnings per share for fiscal 2011. The only difference between the presented non-GAAP measures and the most closely comparable GAAP measures is the exclusion of a one-time charge related to the retirement of the Company’s former Chief Executive Officer and the related tax benefit included in the quarter ended December 31, 2011. The Company’s management uses these non-GAAP financial measures to understand its financial performance from period to period. Management does not believe that the excluded one-time charge is reflective of underlying operating performance. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for the corresponding GAAP measures, but rather are provided to facilitate an enhanced understanding of the Company’s actual and expected performance and to enable more meaningful period-to-period comparisons. A reconciliation of the non-GAAP financial measures to the most closely comparable GAAP financial measures is provided in the accompanying financial schedules.
EZCORP Investor Relations
(512) 314-2220

EZCORP, Inc.
Highlights of Consolidated Statements of Operations (Unaudited)
(in thousands, except per share data and percents)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2011	2010	2011	2010

Revenues:
Merchandise sales	$64,574	$53,278	$214,227	$184,202
Jewelry scrapping sales	50,771	43,773	149,431	117,443
Pawn service charges	48,365	39,424	144,944	118,527
Signature loan fees	34,195	32,296	109,364	102,616
Auto title loan fees	4,675	4,658	16,288	11,716
Other	572	113	978	373

Total revenues	203,152	173,542	635,232	534,877

Cost of goods sold:
Cost of merchandise sales	36,691	29,710	122,641	108,055
Cost of jewelry scrapping sales	32,437	29,275	96,617	75,662

Total cost of goods sold	69,128	58,985	219,258	183,717

Bad debt:
Signature loan bad debt	10,491	8,917	25,975	22,104
Auto title loan bad debt	536	836	1,820	1,616

Total bad debt	11,027	9,753	27,795	23,720

Net revenue	122,997	104,804	388,179	327,440

Operations expense	66,753	57,952	197,302	174,338
Administrative expense	14,379	13,576	56,250	39,356
Depreciation and amortization	4,679	3,759	13,324	10,688
(Gain) / loss on sales / disposal of assets	169	734	(2)	1,301

Operating income	37,017	28,783	121,305	101,757

Interest income	(21)	(135)	(35)	(151)
Interest expense	586	311	1,186	1,071
Equity in net income of unconsolidated affiliates	(4,099)	(2,930)	(12,157)	(7,519)
Other	(103)	(100)	(160)	(103)

Income before income taxes	40,654	31,637	132,471	108,459
Income tax expense	14,127	11,675	46,677	39,017

Net income	$26,527	$19,962	$85,794	$69,442

Net income per share, diluted	$0.53	$0.40	$1.71	$1.40

Weighted average shares, diluted	50,385	49,640	50,292	49,541

OTHER DATA:
Gross margin on merchandise sales	43.2%	44.2%	42.8%	41.3%
Gross margin on jewelry scrapping sales	36.1%	33.1%	35.3%	35.6%
Gross margin on total sales	40.1%	39.2%	39.7%	39.1%

Signature loan bad debt as percent of fees	30.7%	27.6%	23.8%	21.5%
Auto title loan bad debt as percent of fees	11.5%	17.9%	11.2%	13.8%

EZCORP, Inc.
Highlights of Consolidated Balance Sheets
(in thousands)

	June 30, (unaudited)		September 30,
	2011	2010	2010
Assets:
Current assets:
Cash and cash equivalents	$27,492	$14,912	$25,854
Pawn loans	134,633	112,807	121,201
Signature loans, net	12,089	8,915	10,775
Auto title loans, net	2,348	2,802	3,145
Pawn service charges receivable, net	24,372	19,899	21,626
Signature loan fees receivable, net	5,646	5,493	5,818
Auto title loan fees receivable, net	1,238	1,314	1,616
Inventory, net	79,031	61,027	71,502
Deferred tax asset	16,150	15,857	23,208
Federal income taxes receivable	3,099	10,655	—
Prepaid expenses and other assets	21,932	15,179	17,427

Total current assets	328,030	268,860	302,172

Investments in unconsolidated affiliates	114,777	99,773	101,386
Property and equipment, net	75,049	59,045	62,293
Deferred tax asset, non-current	—	5,472	60
Goodwill	167,017	115,570	117,305
Other assets, net	28,748	22,663	23,196

Total assets	$713,621	$571,383	$606,412

Liabilities and stockholders’ equity:
Current liabilities:
Current maturities of long term debt	—	10,000	10,000
Accounts payable and other accrued expenses	53,242	44,194	49,663
Customer lay away deposits	6,131	5,404	6,109
Federal income taxes payable	—	—	3,687

Total current liabilities	59,373	59,598	69,459

Long-term debt, less current maturities	26,500	17,500	15,000
Deferred tax liability	1,237	—	—
Deferred gains and other long-term liabilities	2,209	2,630	2,525
Total stockholders’ equity	624,302	491,655	519,428

Total liabilities and stockholders’ equity	$713,621	$571,383	$606,412

Other Data:
Pawn loan balance per ending pawn store	$232	$234	$240
Inventory per ending pawn store	$136	$127	$142
Book value per share	$12.50	$10.00	$10.55

EZCORP, Inc.
Operating Segment Results (Unaudited)
(in thousands, except percents)

	Three Months Ended June 30,
	US Pawn		Empeño Fácil		EZMONEY
	2011	2010	2011	2010	2011	2010

Revenues:
Merchandise sales	$58,168	$49,749	$6,401	$3,529	$5	$—
Scrap sales	46,157	41,423	4,257	2,181	357	169
Pawn service charges	43,846	37,014	4,519	2,410	—	—
Signature loan fees	691	455	—	—	33,504	31,841
Auto title loan fees	352	359	—	—	4,323	4,299
Other	161	105	6	—	405	8

Total revenues	149,375	129,105	15,183	8,120	38,594	36,317

Merchandise cost of goods sold	32,911	27,749	3,767	1,961	13	—
Scrap cost of goods sold	28,754	27,328	3,486	1,862	197	85
Signature loan bad debt	325	159	—	—	10,166	8,758
Auto title loan bad debt	69	44	—	—	467	792

Net revenue	87,316	73,825	7,930	4,297	27,751	26,682

Operations expense	44,280	39,148	5,406	2,999	17,067	15,805

Store operating income	$43,036	$34,677	$2,524	$1,298	$10,684	$10,877

OTHER DATA
Gross margin on merchandise sales	43.4%	44.2%	41.1%	44.4%	N/A	N/A
Gross margin on scrap sales	37.7%	34.0%	18.1%	14.6%	44.8%	53.8%
Gross margin on total sales	40.9%	39.6%	31.9%	33.0%	42.0%	49.7%
Signature loan bad debt as a percent of fees	47.0%	34.9%	N/A	N/A	30.3%	27.5%
Auto title loan bad debt as percent of fees	19.6%	12.3%	N/A	N/A	10.8%	18.4%
Operating income margin	49.3%	47.0%	31.8%	30.2%	38.5%	40.8%

	Nine Months Ended June 30,
	US Pawn		Empeño Fácil		EZMONEY
	2011	2010	2011	2010	2011	2010

Revenues:
Merchandise sales	$196,893	$174,060	$17,329	$10,142	$5	$—
Scrap sales	137,221	112,660	11,363	4,550	847	233
Pawn service charges	133,355	112,211	11,589	6,316	—	—
Signature loan fees	1,607	1,442	—	—	107,757	101,174
Auto title loan fees	1,092	1,261	—	—	15,196	10,455
Other	420	365	34	—	524	8

Total revenues	470,588	401,999	40,315	21,008	124,329	111,870

Merchandise cost of goods sold	112,592	101,713	10,036	6,342	13	—
Scrap cost of goods sold	86,979	71,635	9,201	3,911	437	116
Signature loan bad debt	583	446	—	—	25,392	21,658
Auto title loan bad debt	110	166	—	—	1,710	1,450

Net revenue	270,324	228,039	21,078	10,755	96,777	88,646

Operations expense	131,293	119,259	14,533	7,736	51,476	47,343

Store operating income	$139,031	$108,780	$6,545	$3,019	$45,301	$41,303

OTHER DATA
Gross margin on merchandise sales	42.8%	41.6%	42.1%	37.5%	N/A	N/A
Gross margin on scrap sales	36.6%	36.4%	19.0%	14.0%	48.4%	50.2%
Gross margin on total sales	40.3%	39.5%	33.0%	30.2%	47.2%	50.2%
Signature loan bad debt as percent of fees	36.3%	30.9%	N/A	N/A	23.6%	21.4%
Auto title loan bad debt as percent of fees	10.1%	13.2%	N/A	N/A	11.3%	13.9%
Operating income margin	51.4%	47.7%	31.1%	28.1%	46.8%	46.6%

EZCORP, Inc.
Store Count Activity

	Three Months Ended June 30, 2011
	Company-owned Stores
	US Pawn	Empeño Fácil	EZMONEY	Consolidated	Franchises

Beginning of period	409	147	501	1,057	—
New openings	—	8	1	9	—
Acquired	23	—	—	23	13
Sold, combined or closed	—	—	(6)	(6)	—

End of period	432	155	496	1,083	13

	Nine Months Ended June 30, 2011
	Company-owned Stores
	US Pawn	Empeño Fácil	EZMONEY	Consolidated	Franchises

Beginning of period	396	115	495	1,006	—
New openings	5	40	11	56	—
Acquired	32	—	—	32	13
Sold, combined or closed	(1)	—	(10)	(11)	—

End of period	432	155	496	1,083	13

Reconciliation of GAAP to Non-GAAP Results (Unaudited)
(in thousands, except per share data)
The following tables provide a reconciliation of the differences between the reported or projected non-GAAP financial measures for the periods indicated and the most comparable GAAP financial measures. The non-GAAP financial measures presented may not be directly comparable to similarly titled measures reported by other companies and their usefulness for such purposes are therefore limited. EZCORP management believes presentation of the non-GAAP financial measures enhances investors’ ability to analyze the Company’s operating results. However, non-GAAP financial measures are not an alternative to GAAP financial measures and should be read only in conjunction with financial measures presented on a GAAP basis.

	Three Months Ended June 30, 2011			Nine Months Ended June 30, 2011
		Non-GAAP			Non-GAAP
	GAAP	Adjustments	Non-GAAP	GAAP	Adjustments	Non-GAAP
Net revenue	$122,997	—	$122,997	$388,179	—	$388,179

Operations expense	66,753	—	66,753	197,302	—	197,302
Administrative expense	14,379	—	14,379	56,250	(10,945)	45,305
Depreciation and amortization	4,679	—	4,679	13,324	—	13,324
(Gain) / loss on sale/disposal of assets	169	—	169	(2)	—	(2)

Operating income	37,017	—	37,017	121,305	10,945	132,250

Interest income	(21)	—	(21)	(35)	—	(35)
Interest expense	586	—	586	1,186	—	1,186
Equity in net income of unconsolidated affiliates	(4,099)	—	(4,099)	(12,157)	—	(12,157)
Other	(103)	—	(103)	(160)	—	(160)

Income before income taxes	40,654	—	40,654	132,471	10,945	143,416
Income tax expense	14,127	—	14,127	46,677	3,831	50,508

Net income	$26,527	$—	$26,527	$85,794	$7,114	$92,908

Net income per share, diluted	$0.53	$—	$0.53	$1.71	$0.14	$1.85

Weighted average shares, diluted	50,385	—	50,385	50,292	—	50,292

	Projected Year Ending September 30, 2011
	Projected	Non-GAAP	Projected
	GAAP	Adjustments	Non-GAAP
Net income per share, diluted	$2.41	$0.14	$2.55